Exhibit 4.1

FORM OF
REGISTRATION RIGHTS AGREEMENT
Registration Rights Agreement, dated [•], 2019 (this “Agreement”), by and among Columbia Property Trust, Inc., a Maryland real estate investment trust (the “Company”), and each of the parties listed on the signature pages hereto under the caption “Holders” (collectively, with their permitted assignees, as applicable, the “Holders”).
RECITALS
WHEREAS, on October [•], 2019, the Company entered into that certain Contribution Agreement (the “Normandy Contribution Agreement”) by and among, certain of the Holders, the Company and Columbia Property Trust Operating Partnership, L.P. (“Columbia OP”), pursuant to which, subject to the satisfaction of the conditions set forth therein, Columbia OP and a subsidiary of Columbia OP shall acquire all of the interests in certain specified Persons for cash and Series A Convertible, Perpetual Preferred Units (the “Series A Preferred Units”) of Columbia OP;
WHEREAS, concurrently with the execution of this Agreement, each of the Holders acquired Series A Preferred Units in connection with the consummation of the transactions contemplated by the Normandy Contribution Agreement and, as a result thereof, owns of record Series A Preferred Units;
WHEREAS, on the terms and subject to the conditions set forth in the Amended and Restated Agreement of Limited Partnership of Columbia OP, dated as of [•] (the “Amended and Restated Limited Partnership Agreement”), (i) each Series A Preferred Unit is convertible into one Common Unit of Columbia OP (“Common Units”) and (ii) each Common Unit is exchangeable for a cash payment from Columbia OP or, at the Company’s election, one share of the Company’s common stock, par value $0.01 per share (“Common Stock”), with each such conversion and exchange ratio, as applicable, subject to adjustment from time to time as specified in the Amended and Restated Limited Partnership Agreement; and
WHEREAS, in connection with the consummation of the transactions contemplated by the Normandy Contribution Agreement, the Company desires to grant certain registration rights to the Holders with respect to the shares of Common Stock that may be received by Holders pursuant to any exchange of Common Units into shares of Common Stock by exercise of the exchange right set forth in Section 8.5 of the Amended and Restated Limited Partnership Agreement;
NOW THEREFORE, in consideration of these premises, the representations, warranties and covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND CONSTRUCTION

1.1Definitions. Capitalized terms not otherwise defined in this Agreement shall have the respective meanings set forth below:

“Exchange Notice” has the meaning set forth in the Amended and Restated Limited Partnership Agreement.
“Participating Holders” means, with respect to any Shelf Registration Statement (as defined below) or any prospectus supplement or post-effective amendment thereto, the Holders named therein as selling stockholders whose Registrable Securities are registered for offer and sale pursuant to such Shelf Registration Statement, prospectus supplement or post-effective amendment.
“Person” means any individual, partnership, corporation, limited liability company, unincorporated organization, association, estate, trust or other entity.
“Registrable Securities” means (a) any shares of Common Stock issuable upon the conversion, exchange or exercise of any Common Units beneficially owned by the Holders on the date hereof (including Common Units issuable upon conversion of Series A Preferred Units beneficially owned by the Holders as of the date hereof), without regard to any vesting or other conditions to which such Common Units may be subject, (b) any shares of Common Stock issued or issuable, directly or indirectly, in exchange for or with respect to the Common Stock referenced in clause (a) above by way of stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, merger, share exchange or conversion, consolidation or other similar event or reorganization, and (c) any securities issued in replacement of or exchange for any securities described in clause (a) or (b) above. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or (ii) such securities are eligible for sale pursuant to Rule 144 under the Securities Act (without regard to the limitations in Rule 144 under the Securities Act concerning the manner of sale, volume of sales or publication of current public information by the Company).
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933.
1.2Interpretation; Construction. The Article and Section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision of this Agreement. References to Articles and Sections in this Agreement, unless otherwise indicated, are references to Articles and Sections of this Agreement. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises with respect to any term or provision of this Agreement, this Agreement shall be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any of the terms or provisions of this Agreement. Any reference to any federal, state, county, local or foreign statute or law shall be deemed to refer to such statute or law as amended from time to time and also to refer to all rules and regulations promulgated thereunder, as may be amended from time to time. For all purposes of and under this Agreement, (i) the word “including” shall be deemed to be immediately followed by the words “without limitation;” (ii) words (including defined terms) in the singular shall be deemed to include the plural and vice versa; (iii) the terms “hereof,” “herein,” “hereto,” “herewith” and any other words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular term or provision of this Agreement; or (iv) the use of the word “or” shall not be exclusive.

ARTICLE II
RESALE SHELF REGISTRATION RIGHTS

2.1Resale Shelf Registration Rights.

(a)Subject to any contractual lock-up applicable to any Holder, promptly following delivery by a Holder of an Exchange Notice pursuant to the Amended and Restated Limited Partnership Agreement, together with a written certification from such Holder, in form and substance reasonably satisfactory to the Company’s legal counsel, certifying to such Holder’s compliance with the factual requirements of Rule 144 under the Securities Act, the Company shall use its reasonable best efforts to (i) cause the Company’s legal counsel to deliver to the transfer agent for the Common Stock an opinion of counsel in such form as the transfer agent deems sufficient to cause any shares of Common Stock issuable pursuant to such Exchange Notice to be issued without legends restricting the transfer of such shares of Common Stock without the registration of such shares of Common Stock under the Securities Act prior to such transfer and (ii) deliver to such Holder shares of Common Stock in book-entry form free of any legend restricting the transfer of such shares of Common Stock without the registration of such shares of Common Stock under the Securities Act prior to such transfer.

(b)If the Company is unable to deliver shares of Common Stock to the applicable Holder free of restrictive legends as contemplated by Section 2.1(a), the Company shall use its reasonable best efforts to file within 30 days following delivery by such Holder of an Exchange Notice, and cause to be declared effective as promptly as possible thereafter, a Registration Statement on Form S-3 (or any successor form thereto providing for “short-form” registration) in accordance with Rule 415 under the Securities Act (such registration statement, a “Shelf Registration Statement”) or one or more prospectus supplements or post-effective amendments to an already effective Shelf Registration Statement to register the offer and sale of all Registrable Securities covered by such Exchange Notice through ordinary course brokerage or dealer transactions not involving an underwritten public offering; provided that if the Company has already filed a Shelf Registration Statement pursuant to Section 2.1(c) or 2.1(d) that is effective, the Company shall file any prospectus supplement with respect to all Registrable Securities covered by such Exchange Notice within five (5) days of receipt of the information reasonably required from the applicable Holder to be included in such prospectus supplement.

(c)No later than 30 days following the one year anniversary of this Agreement, the Company shall use its reasonable best efforts to file a new, or amend an existing, Shelf Registration Statement to permit the registration of all Registrable Securities pursuant to this

Agreement, and to cause such Shelf Registration Statement to be declared effective as promptly as possible thereafter. Any Shelf Registration Statement or amendment to an existing Shelf Registration Statement filed pursuant to this Section 2.1(c) shall include, and may be limited to, such disclosures as are required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that all of the Holders may be added to such Shelf Registration Statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

(d)If the Company files any Shelf Registration Statement for the benefit of one or more Holders, the Company shall include in such Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that all of the Holders may be added to such Shelf Registration Statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

(e)To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any Shelf Registration Statement is filed by the Company pursuant to Section 2.1(b), the Company shall cause such Shelf Registration Statement to be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) on Form S-3. The Company shall use its commercially reasonable efforts to remain a WKSI (and to not become, and to seek relief from any determination by the SEC that it is, an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which the Registrable Securities remain Registrable Securities. If the Company does not pay the filing fee covering the Registrable Securities at the time the automatic shelf registration statement is filed, the Company agrees to pay such fee at such time or times as the Registrable Securities are to be sold in compliance with the SEC rules. If any automatic shelf registration statement has been outstanding for at least three years, at the end of the third year the Company shall refile a new automatic shelf registration statement covering the Registrable Securities that remain unsold. If at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its reasonable best efforts to refile, and cause to be declared effective, the applicable Shelf Registration Statement on Form S-3 (or any successor form thereto providing for “short-form” registration).

(f)Notwithstanding the foregoing, if the Chief Executive Officer of the Company, in consultation with the Company’s lead independent director, in good faith determines that filing a Shelf Registration Statement or prospectus supplement, or causing a Shelf Registration Statement or post-effective amendment to any effective Shelf Registration Statement to become effective, pursuant to this Agreement would (i) materially impede, delay or interfere with any material financing, offer and sale of securities, acquisition, merger, tender offer, business combination, corporate reorganization or other similar significant transaction involving the Company, or (ii) require the Company to disclose material, non-public information that would otherwise not be required to be disclosed under applicable law and that the Company has a bona fide business purpose for preserving as confidential, then the Company may defer its obligation to pursue such filing and effectiveness pursuant to this Agreement for not more than 60 consecutive days following (i) delivery by a Holder of an Exchange Notice pursuant to the Amended and

Restated Limited Partnership Agreement or (ii) in the case of a Shelf Registration Statement to be filed pursuant to Section 2.1(c), the end of such 30-day period.

2.2Registration Procedures. If and whenever the Company is required to effect or cause the registration of any Registrable Securities pursuant to this Agreement, the Company shall, subject to Section 2.1(f), act as expeditiously as possible to:

(a)prepare and make all filings with the SEC required for the consummation of such registration, including (if necessary) preparing and filing a Shelf Registration Statement (including all required exhibits and financial statements), and one or more amendments or supplements thereto, for the disposition of such Registrable Securities as contemplated by Section 2.1, which registration statement shall comply as to form in all material respects with the requirements of the applicable registration form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its reasonable best efforts to cause such Shelf Registration Statement to become effective; provided, however, that the Company shall (i) furnish to the Participating Holders drafts of such filings (including all exhibits thereto and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC) a reasonable period prior to filing, (ii) consider in good faith such reasonable changes in any such documents prior to the filing thereof as the Participating Holders may provide in writing, and (iii) make such of the representatives of the Company as shall be reasonably be requested by the Participating Holders available for the discussion of such documents; provided, further, that the Company shall not file any registration statement, or supplement or amendment thereto, to which any Participating Holder shall reasonably object;

(b)prepare and file with the SEC such pre- and post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement continuously effective for so long as any Registrable Securities whose offer and sale are registered thereunder remain outstanding and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement;

(c)furnish, without charge, to each Participating Holder such number of copies of such registration statement, each pre- and post-effective amendment and supplement thereto (in each case including all exhibits), the prospectus included in such registration statement and any other prospectus filed under Rule 424 under the Securities Act in connection therewith, in each case, in conformity with the requirements of the Securities Act, and other documents, as such Participating Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Participating Holder (the Company hereby consenting to the use in accordance with all applicable law of each such registration statement (or amendment or post-effective amendment thereto) and each such prospectus by each such Participating Holder in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

(d)use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or state “blue sky” laws of such jurisdictions as any Participating Holders shall reasonably request in writing, and do any and all other acts and things that may be reasonably necessary or advisable to enable such

Participating Holders to consummate the disposition of the Registrable Securities in such jurisdictions (including keeping such registration or qualification in effect for so long as such registration statement remains in effect), except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this Section 2.2(d), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(e)promptly notify each Participating Holder (i) when such registration statement, any post-effective amendment or any prospectus supplement related thereto has been filed with the SEC and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or state “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) of the existence of any fact of which the Company becomes aware that results in the registration statement or any amendment thereto, the prospectus related thereto or any supplement thereto, any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading (which notice shall notify the Participating Holders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information); and, if the notification relates to an event described in clause (v), the Company shall promptly prepare and furnish to each such Participating Holder a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

(f)cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange; and

(g)use its reasonable best efforts to prevent the issuance or obtain the prompt withdrawal of any order suspending the effectiveness of the registration statement, or the prompt lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, in each case, as promptly as reasonably practicable.

2.3Registration Expenses. All reasonable and documented out-of-pocket expenses incurred by the Company or any Holder in connection with the performance of or compliance with this Agreement shall be paid by the Company, including, (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or any applicable self-regulatory organization, (ii) all fees and expenses in connection with compliance with any securities or “blue sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company or other depositary and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company, (v) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which similar securities of the Company are then listed (or on which exchange the Registrable Securities are proposed to be listed), (vi) all reasonable and documented fees and disbursements of Goodwin Procter LLP, as counsel for the Holders (or such other counsel as may be designated by the applicable Holder), and (vii) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties). The Company shall not be required to pay, and each Person that sells securities pursuant to a Shelf Registration Statement hereunder will bear and pay, all sales discounts and commissions applicable to the Registrable Securities sold for such Person’s account and all transfer taxes (if any) attributable to the sale of Registrable Securities.

2.4Required Holder Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article II that each Participating Holder shall furnish to the Company such information regarding themselves, and the Registrable Securities held by them, as the Company may from time to time reasonably request in order for the Company to effect such registration.

2.5No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities that is inconsistent in any material respect with the rights granted to the Holders in this Agreement.

ARTICLE III
INDEMNIFICATION

3.1Indemnification by the Company. The Company shall (a) indemnify and hold harmless, to the fullest extent permitted by law, each Holder, and such Holder’s officers, directors, managers, members, partners and stockholders, against all losses, claims, actions, damages, liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Shelf Registration Statement or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and (b) reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability, except in the case of clauses (a) and (b) insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein or by such Holder’s failure to deliver a copy of the Shelf Registration Statement or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Holder with a sufficient number of copies of the same prior to any written confirmation of the sale of Registrable Securities. This indemnity shall be in addition to any liability the Company may otherwise have.

3.2Indemnification by the Holders. In connection with any registration in which a Holder is participating, each such Holder shall furnish to the Company in writing such information as the Company may reasonably request for use in connection with any Shelf Registration Statement, subject to the final sentence of this Section 3.1. Each Holder shall (a) indemnify and hold harmless, to the fullest extent permitted by law, the Company, each officer, director and stockholder of the Company, against any losses, claims, actions, damages, liabilities or expenses resulting from any untrue or alleged untrue statement of material fact contained in the Shelf Registration Statement or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and (b) reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability, but only in the case of clauses (a) and (b) to the extent that such untrue statement or omission was made in reliance on and in conformity with any information so furnished in writing by such Holder expressly for use in such Shelf Registration Statement or any amendment thereof or supplement thereto; provided that the obligation to indemnify and reimburse expenses shall be several, not joint and several, for each Holder and shall not exceed an amount equal to the net proceeds actually received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement. This indemnity shall be in addition to any liability such Holder may otherwise have. The Company and the Holders hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by the applicable Holders, the only information furnished or to be furnished to the Company for use in any Shelf Registration Statement or prospectus relating to the Registrable Securities or in any amendment, supplement or preliminary materials associated therewith are statements specifically relating to (i) transactions or the relationship between the applicable Holders and its Affiliates, on the one hand, and the Company, on the other hand, (ii) the beneficial ownership of Registrable Securities by such Holder and its Affiliates, (iii) the name and address of such Holder and (iv) any additional information about such Holder or the plan of distribution (other than for an underwritten offering) required by law or regulation to be disclosed in any such document.

3.3Procedures for Indemnification. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Article III, such indemnified party shall, if a claim pursuant to this Article III in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have materially prejudiced the indemnifying party through the forfeiture of substantive rights or defenses) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided that, if any indemnified party shall have reasonably concluded, based on the advice of counsel, that there are one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party’s prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, (i) it shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, and (ii) no indemnified party shall, without the prior written consent of the indemnifying party, settle or compromise or consent to the entry of any judgment with respect to any action in respect of which indemnification or contribution could be sought under this Article III unless such consent includes a waiver by such indemnified party of its right to pursue indemnification from the indemnifying party under this Article III.

3.4Other Remedies. If the indemnification provided for in this Article III is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to in this Article III, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution shall be limited, in the case of each Holder, to an amount equal to the net proceeds actually received by such Holder from the sale of Registrable Securities effected pursuant to the applicable registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE IV
MISCELLANEOUS

4.1Rule 144. The Company covenants that so long as it remains subject to the reporting provisions of the Securities Exchange Act of 1934 (the “Exchange Act”), it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 under the Securities Act, as such rule may be amended) and will use its reasonable best efforts to take such further action as may be reasonably required to enable the Holders to sell Registrable Securities pursuant to Rule 144 under the Securities Act.

4.2Amendments and Waivers. Any provision of this Agreement may be amended, modified, supplemented or waived with the written approval of each of the Company and the Holders holding at least ninety percent (90%) of the Registrable Securities hereunder. Any amendment or waiver effected in accordance with this Section 4.2 shall be binding upon each Holder and the Company. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of any other party under this Agreement will impair any such right, power or remedy of such party, nor will it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring, nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring, nor will any provision of this Agreement be implied from any course of dealing between the parties hereto. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach of default under this Agreement or any waiver on the part of any party of any provisions or conditions of this Agreement must be made in writing and will be effective only to the extent specifically set forth in such writing.

4.3Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted by electronic mail if the sender on the same day sends a confirming copy of such notice in accordance with immediately following clause (c) or (c) the day on which the same has been delivered to the intended recipient if sent prepaid by a nationally recognized overnight delivery service (with tracking capability), in each case to the respective parties at the address set forth below, or at such other address as such party may specify by written notice to the other party hereto:

If to the Company:

[•]
[•]
[•]
Attn: [•]
Email: [•]
With a copy (which shall not constitute notice) to:

[•]
[•]
[•]
Attn: [•]
Email: [•]
If to the Holders, as directed on the applicable signature page hereto.

4.4Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and each Holder and his, her and its respective successors, permitted assigns and heirs, whether so expressed or not. This Agreement may not be assigned by the Company, without the prior written consent of the holders of at least ninety percent (90%) of the Registrable Securities. Each Holder shall have the right to assign all or part of its or his rights and obligations under this Agreement to any Person (i) to whom such Holder transfers Registrable Securities, Series A Preferred Units or Common Units and (ii) who executes a written joinder with the Company agreeing to be bound by the terms and conditions of this Agreement, which joinder shall be in a form reasonably satisfactory to the Company. No Person shall have any rights under this Agreement until a joinder contemplated by this Section 4.4 has been executed by such Person and the Company.

4.5Entire Agreement. This Agreement and the other agreements referenced herein constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede any prior agreement or understanding among them relating to such matter, whether oral or written.

4.6Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such State, including all matters of construction, validity and performance.

4.7Jurisdiction; Court Proceedings; Waiver of Jury Trial.

(a)AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(b)EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE NON‑EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN NEW YORK COUNTY IN THE STATE OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH ABOVE WILL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN ANY FEDERAL OR STATE COURT LOCATED IN NEW YORK COUNTY IN THE STATE OF NEW YORK, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES

AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

4.8Counterparts. This Agreement may be executed by facsimile or .pdf signatures and in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

4.9Severability. Should any provision of this Agreement or the application thereof to any Person or circumstance be held invalid or unenforceable to any extent (a) such provision shall be ineffective to the extent, and only to the extent, of such unenforceability and shall be enforced to the greatest extent permitted by law, (b) such unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision as applied (i) to other Persons or circumstances or (ii) in any other jurisdiction, and (c) such unenforceability shall not affect or invalidate any other provision of this Agreement.

4.10Remedies; Specific Performance. All remedies, either under this Agreement or by law or otherwise afforded to the parties hereunder, shall be cumulative and not alternative. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties agree that, in addition to any other remedies, each party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy.

4.11Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

4.12Independent Nature of the Rights and Obligations of Holders. The rights and obligations of each Holder hereunder are several and not joint with the obligations of any Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. The decision of each Holder to enter into this Agreement has been made by such Holder independently of any Holder. Nothing contained herein, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company will not assert any such claim, with respect to such obligations or the transactions contemplated hereby.

4.13Termination . This Agreement shall terminate and be of no further force and effect when there shall no longer be any Registrable Securities outstanding; provided that Section 2.3 and Article III shall survive any such termination.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year above first written.
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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year above first written.
HOLDER:
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By:
Name:
Title:

Contact Information:
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Attention: [•]
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[Signature Page - Registration Rights Agreement]